SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 4, 2012

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2012, the Compensation Committee of the Board of Directors (“Compensation Committee”) of Discovery Laboratories, Inc. (the “Company”) approved employment agreements (the “Executive Agreements”) with three executive officers, including the Company’s Chief Executive Officer, W. Thomas Amick; its President and Chief Financial Officer, John G. Cooper; and its Senior Vice President and Chief Operating Officer, Thomas F. Miller, on substantially similar terms.  The Executive Agreements will expire on May 3, 2013, but will renew automatically for an additional one-year term if neither party provides notice of non-renewal at least 90 days prior to expiration of the term.

The Executive Agreements include a 12-month post-employment noncompetition agreement and provide for confidentiality and the assignment of all intellectual property rights to the Company.  The base salaries under the Executive Agreements for Messrs. Amick and Cooper and Dr. Miller are $415,000, $335,000, and $310,000, respectively.  The Executive Agreements also provide for the following benefits:

•
Upon termination by the Company without Cause or by the executive for Good Reason, or in the event of a Change in Control, in each case as defined in the Executive Agreements, each executive is entitled to: a pro rata bonus payable in a lump sum payment that is equal to the greater of the executive’s target bonus or the bonus paid in the previous fiscal year (the Annual Bonus) multiplied by a fraction, the numerator of which is the number of days the executive was employed by the Company in the current fiscal year and the denominator of which is 365; to the extent that the executive is subject to certain excise taxes under Section 4999 of the Internal Revenue Code, reimbursement of those excise taxes; and any additional federal, state, local and excise tax resulting from such gross-up payments.  In addition, in the event of “change of control” as that term is defined in the Executive Agreements (“Change in Control”), the executives will be entitled to accelerated vesting of unvested stock options and restricted stock awards, if any, under the Company’s Equity and Long-Term Incentive Plans.

•
Upon termination by the Company without Cause or by the executive for Good Reason, as defined in the Executive Agreements, each executive is entitled to: a lump sum payment that is equal to the product obtained by multiplying the sum of the executive’s base salary then in effect plus the Annual Bonus by a multiplier, which is 1.5 for Mr. Amick, 1.25 for Mr. Cooper and 1.0 for Dr. Miller; reimbursements for continuing health benefits (except to the extent previously paid by the executive immediately prior to the termination of employment) for the executive and the members of the executive’s family who were participating in the Company’s health plans at the time of termination for a period, which is 18 months for Mr. Amick, 15 months for Mr. Cooper, and 1 year for Dr. Miller, in each case, reduced to the extent that a subsequent employer provides the executive with substantially similar coverage (on a benefit-by-benefit basis).  In addition, all options and restricted stock awards of Messrs. Amick and Cooper will vest immediately and all such options will continue to be exercisable for the remainder of their stated terms.

•
Upon termination in connection with a Change in Control, the executive is entitled to: a lump sum payment that is equal to the product obtained by multiplying the sum of the executive’s base salary then in effect plus the Annual Bonus by a multiplier, which is 2.0 for Mr. Amick and Mr. Cooper and 1.5 for Dr. Miller; reimbursements for continuing health benefits (except to the extent previously paid by the executive immediately prior to the termination of employment) for the executive and the members of the executive’s family who were participating in the Company’s health plans at the time of termination for a period, which is 2 years for Mr. Amick and Mr. Cooper, and 18 months for Dr. Miller, in each case, reduced to the extent that a subsequent employer provides the executive with substantially similar coverage (on a benefit-by-benefit basis).  In addition, all outstanding options and restricted stock awards will vest immediately and all options will continue to be exercisable for the remainder of their stated terms.

•
Upon a Change in Control and assuming the executive remains employed with the acquirer, the executive’s annual bonus in each of the two fiscal years immediately following the Change in Control must be at least equal to the Annual Bonus preceding the Change in Control.  In addition, a termination is considered “termination in connection with a change of control” if the executive’s employment is terminated other than for cause or by the executive for Good Reason during the 24 months following the change of control.

•
In addition, Mr. Amick is entitled to reimbursement of certain expenses associated with travel, housing and other incidentals, to be paid in accordance with guidelines of the Internal Revenue Service.  Mr. Amick is entitled to tax gross-up payments for these transition expenses.  The amount of such reimbursement shall be determined by resolution of the Compensation Committee of the Board of Directors of the Company.

The above description of the Executive Agreements is qualified by reference to the text of such Executive Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, and incorporated by reference herein.

In addition, on May 4, 2012, the Board awarded cash bonuses to Mr. Amick, Mr. Cooper and Dr. Miller.  Mr. Amick was awarded a cash bonus of $205,000, Mr. Cooper was awarded a cash bonus of $130,000, and Dr. Miller was awarded a cash bonus of $100,000, in each case, in recognition of their efforts and the Company’s success in securing marketing authorization for the Company’s drug product candidates, SURFAXIN®, and the initial AFECTAIR® device.

The Board also granted incentive and non-qualified stock options to purchase shares of common stock under the Company’s 2011 Long-Term Incentive Plan (the “Plan”) to each of Mr. Amick, Mr. Cooper and Dr. Miller.  Mr. Amick was granted a stock option to purchase 230,000 shares of the Company’s common stock.  Mr. Cooper was granted a stock option to purchase 130,000 shares of the Company’s common stock. Dr. Miller was granted a stock option to purchase 100,000 shares of the Company’s common stock. The exercise price for the options is $2.71 per share of common stock, which was the closing price of the Company’s common stock on the Nasdaq Capital Market on May 4, 2012, the date of grant.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated as of May 4, 2012 by and between Discovery Laboratories, Inc. and W. Thomas Amick.
10.2	Employment Agreement dated as of May 4, 2012 by and between Discovery Laboratories, Inc. and John G. Cooper.
10.3	Employment Agreement dated as of May 4, 2012 by and between Discovery Laboratories, Inc. and Thomas F. Miller.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

	By	/s/ W. Thomas Amick
	Name:	W. Thomas Amick
	Title:	Chairman of the Board and Chief Executive Officer

Date: May 10, 2012